Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-141702, 333-157445, 333-175981, and 333-212840) and Form S-3 (No. 333-275234) of Encompass Health Corporation of our report dated February 28, 2025 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Birmingham, Alabama
February 28, 2025